SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 27, 2001


                          Natural Solutions Corporation
             (Exact name of registrant as specified in its charter)


          Nevada                    000-28155                 88-0367024
   ----------------------       -----------------       ----------------------
(State or other jurisdiction  Commission File Number        (IRS Employer
     of incorporation)                                    Identification No.)



100 Volvo Parkway, Suite 200, Chesapeake, Virginia               23320
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (757) 548-4242

ITEM 5.  Other Events
         ------------

On July 27, 2001, the Company made the following announcement.

              NATURAL SOLUTIONS APPOINTS LOWELL MORSE AS PRESIDENT

Chesapeake, Virginia 7/27/01; Natural Solutions Corporation (OTC BB: ICEB), Natural Solutions Corporation's Chairman, M.G. "Pat" Robertson announced today the appointment of Lowell W. Morse as President of the Company. Morse has been a Director of Natural Solutions for the past two years. He is also on the Board of Directors of Comercia Bank-California, Starwire, IronSpire Systems of Portland, Oregon, and he was formerly the Chairman of the Board of Regent University and a Director of International Family Entertainment (The Family Channel).

Morse succeeds Jimmy Foshee who has been with the Natural Solutions for the past two years. Dr. Robertson said "During that time, Jimmy lead our turnaround effort, achieving nearly 50% in sales growth in the most recent fiscal year. He presided over the development of the next generation of Ice Ban(R) products, which could return the Company to a leadership position in environmentally friendly snow and ice control. Jimmy was also instrumental in assembling our service team now credited for its quality customer service and responsiveness to customer concerns. I am personally appreciative of the efforts and accomplishments of Jim and I wish him the best as he pursues new opportunities."

Lowell Morse added, "These changes represent a renewed commitment by the Board of Directors to make the Natural Solutions the very best and most successful provider of proprietary products to our nationwide customer base. I am genuinely excited about the future of our Company and look forward to the opportunities that lie ahead."


SIGNATURE
---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   Natural Solutions Corporation (Registrant)


Date: August 8, 2001               By: /s/ Lowell W. Morse
                                       -----------------------------------------
                                           President

                                   By: /s/ Michael D. Klansek
                                       -----------------------------------------
                                           Treasurer and Chief Financial Officer